Exhibit 99.1

AERWINS’ XTURISMO Limited Edition Hoverbike Chosen as 2023 Edison Awards Finalist

Tokyo, Japan – February 14, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, has announced today that the XTURISMO has been selected as a finalist for the 2023 Edison Awards in the AEROSPACE & FLIGHT TECHNOLOGIES field in the Air Mobility category.

Finalists are selected by a peer-related voting body, made up of top executives, academics, and innovation leaders from across the globe. The gold, silver and bronze winners will be announced at the 2023 Edison Awards Gala in Fort Myers, Florida on April 20, 2023.

Edison Awards Overview

The Edison Awards are presented annually to the world’s most innovative products and business leaders. Named after Thomas Edison and founded in 1987, the Edison Awards recognize excellence in new products and service development, marketing, human-centered design, and innovation. Through this recognition, The Edison Awards aim to provide a powerful platform for organizations of all sizes to showcase and promote themselves in the same spotlight as the extraordinary innovator, Thomas Edison. For more information on the Edison awards, please visit the official website: https://edisonawards.com/index.php

The Edison Awards Difference

The Edison Best New Product™ award can bring a unique distinction to a product or service by recognizing all the intellectual capital, research, planning, engineering, design, strategy and marketing that has gone into making a new product or service. The Edison Award recognizes the persistence and excellence that also characterized Thomas Edison’s work.

About XTURISMO:

XTURISMO Limited Edition was developed by AERWINS. It is a manifestation of the dream of air mobility that endeavors to create a completely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes that it has a wide range of practical possibilities, both in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment.

XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021, and orders are now being accepted. XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official website: https://aerwins.us/xturismo/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/xturismo_official/

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, COSMOS*, and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

*	COSMOS: Centralized Operating System for Managing Open Sky

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond AERWINS control. While AERWINS believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to AERWINS on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties. Actual results could be materially different. AERWINS undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contacts

PR Inquiries

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com